Exhibit 99.1

Globus Medical Reports First Quarter 2019 Results

AUDUBON, PA, May 2, 2019: Globus Medical, Inc. (NYSE:GMED), a leading musculoskeletal solutions company, today announced its financial results for the first quarter ended March 31, 2019.

•	Worldwide sales were $182.9 million, an increase of 4.9% as reported

•	First quarter net income was $33.2 million, a decrease of 16.0%

•	Diluted earnings per share (EPS) was $0.33 and non-GAAP diluted EPS was $0.36

•	Non-GAAP diluted EPS decreased 13.4% compared to first quarter of 2018

•	Non-GAAP adjusted EBITDA was 31.1% of sales

“Our first quarter results demonstrate continued strong momentum in the Musculoskeletal Solutions portion of our business, growing at 8.7% on an as reported basis and 9.6% in constant currency, well above the overall market," said Dave Demski, President and CEO. "Enabling Technologies contributed $7.2 million and the impressive level of surgeon adoption in accounts with our ExcelsiusGPS® robotic system continues to validate our vision of the future of computer assisted spine surgery."

Worldwide sales for the first quarter were $182.9 million, an increase of 4.9% over the first quarter of 2018 on an as-reported basis and 5.7% on a constant currency basis. First quarter sales in the U.S., including robotics, increased by 1.3% as quarterly seasonality and longer sales cycles dampened robotic sales compared to the first quarter of 2018. International sales increased by 23.0% over the first quarter of 2018 on an as-reported basis and 27.9% on a constant currency basis.

First quarter GAAP net income was $33.2 million, a decrease of 16.0% over the same period last year. Diluted EPS for the first quarter was $0.33, as compared to $0.39 for the first quarter 2018. Non-GAAP diluted EPS for the first quarter was $0.36, compared to $0.41 in the first quarter of 2018, a decrease of 13.4%.

The company generated net cash provided by operating activities of $39.2 million and non-GAAP free cash flow of $11.0 million in the first quarter, and ended the quarter with cash, cash equivalents and marketable securities of $621.5 million. The company remains debt free.

The company today announced Rob Liptak stepped down from the Globus Medical Board of Directors effective May 1, 2019. “Rob joined the Board as part of our Series E financing in 2007 led by Clarus Ventures. He has been a valuable contributor to our success for nearly twelve years and we will miss him”, said Mr. Demski. Mr. Liptak has assumed a role that precludes him from serving on public company Boards. The company also announced the appointment of Steve Zarrilli to the Globus Medical Board of Directors, effective May 1, 2019. Mr. Zarrilli is currently President and CEO of University Science Center in Philadelphia, the oldest and largest urban research hub in the US. Prior to his current role, Mr. Zarrilli was President and CEO of Safeguard Scientifics, a public company that provides growth equity capital to technology and healthcare enterprises.

2019 Annual Guidance
The company today confirmed guidance for full year 2019 sales of $770 million and non-GAAP diluted earnings per share of $1.72.

Conference Call Information
Globus Medical will hold a teleconference to discuss its 2019 first quarter results with the investment community at 4:30 p.m. Eastern Time today. Globus invites all interested parties to join the call by dialing:

1-855-533-7141     United States Participants
1-720-545-0060     International Participants
There is no pass code for the teleconference.

For interested parties who do not wish to ask questions, the teleconference will be webcast live and may be accessed through a link on the Globus Medical website at investors.globusmedical.com.

The call will be archived until Thursday, May 9, 2019. The audio archive can be accessed by calling 1-855-859-2056 in the U.S. or 1-404-537-3406 from outside the U.S. The passcode for the audio replay is 1012-6393.
About Globus Medical, Inc.
Based in Audubon, Pennsylvania, Globus Medical, Inc. was founded in 2003 by an experienced team of professionals with a shared vision to create products that enable surgeons to promote healing in patients with musculoskeletal disorders. Additional information can be accessed at www.globusmedical.com.

Non-GAAP Financial Measures

To supplement our financial statements prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”), management uses certain non-GAAP financial measures.  For example, non-GAAP adjusted EBITDA, which represents net income before interest income, net and other non-operating expenses, provision for income taxes, depreciation and amortization, stock-based compensation, provisions for litigation, and acquisition related costs/licensing, and net gain from the sale of assets, is useful as an additional measure of operating performance, and particularly as a measure of comparative operating performance from period to period, as it is reflective of changes in pricing decisions, cost controls and other factors that affect operating performance, and it removes the effect of our capital structure, asset base, income taxes and interest income and expense.  Our management also uses non-GAAP adjusted EBITDA for planning purposes, including the preparation of our annual operating budget and financial projections.  Provision for litigation represents costs incurred for litigation settlements or unfavorable verdicts when the loss is known or considered probable and the amount can be reasonably estimated, or in the case of a favorable settlement, when income is realized.  Acquisition related costs/licensing represents the change in fair value of business acquisition related contingent consideration; costs related to integrating recently acquired businesses including but not limited to costs to exit or convert contractual obligations, severance, and information system conversion; and specific costs related to the consummation of the acquisition process such as banker fees, legal fees, and other acquisition related professional fees, as well as one-time licensing fees. Net gain from sale of assets represents the gain on sale of assets and the offsetting impact of costs incurred through the sale.

In addition, for the period ended March 31, 2019 and for other comparative periods, we are presenting non-GAAP net income and non-GAAP diluted earnings per share, which represent net income and diluted earnings per share excluding the provision for litigation, amortization of intangibles, acquisition related costs/licensing, net gain from the sale of assets and the tax effects of such adjustments.  We believe these non-GAAP measures are also useful indicators of our operating performance, and particularly as additional measures of comparative operating performance from period to period as they remove the effects of litigation, amortization of intangibles, acquisition related costs/licensing, net gain from the sale of assets and the tax effects of such adjustments, which we believe are not reflective of underlying business trends.  Additionally, for the periods ended March 31, 2019 and for other comparative periods, we also define the non-GAAP measure of free cash flow as the net cash provided by operating activities, adjusted for the impact of restricted cash, less the cash impact of purchases of property and equipment.  We believe that this financial measure provides meaningful information for evaluating our overall financial performance for comparative periods as it facilitates an assessment of funds available to satisfy current and future obligations and fund acquisitions.  Furthermore, the non-GAAP measure of constant currency sales growth is calculated by translating current year sales at the same average exchange rates in effect during the applicable prior year period.  We believe constant currency sales growth provides insight to the comparative increase or decrease in period sales, in dollar and percentage terms, excluding the effects of fluctuations in foreign currency exchange rates.

Non-GAAP adjusted EBITDA, non-GAAP net income, non-GAAP diluted earnings per share, free cash flow and constant currency sales growth are not calculated in conformity with U.S. GAAP.  Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for financial measures prepared in accordance with U.S. GAAP.  These measures do not include certain expenses that may be necessary to evaluate our liquidity or operating results.  Our definitions of non-GAAP adjusted EBITDA, non-GAAP net income, non-GAAP diluted earnings per share, free cash flow and constant currency sales growth may differ from that of other companies and therefore may not be comparable.  Additionally, we have recast prior periods for non-GAAP net income and non-GAAP diluted earnings per share.

Safe Harbor Statements

All statements included in this press release other than statements of historical fact are forward-looking statements and may be identified by their use of words such as “believe,” “may,” “might,” “could,” “will,” “aim,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “plan” and other similar terms.  These forward-looking statements are based on our current assumptions, expectations and estimates of future events and trends.  Forward-looking statements are only predictions and are subject to many risks, uncertainties and other factors that may affect our businesses and operations and could cause actual results to differ materially from those predicted.  These risks and uncertainties include, but are not limited to, factors affecting our quarterly results, our ability to manage our growth, our ability to sustain our profitability, demand for our products, our ability to compete successfully (including without limitation our ability to convince surgeons to use our products and our ability to attract and retain sales and other personnel), our ability to rapidly develop and introduce new products, our ability to develop and execute on successful business strategies, our ability to successfully integrate the international operations acquired from Alphatec, both in general and on our anticipated timeline, our ability to transition Alphatec’s international customers to Globus products, our ability to realize the expected benefits to our results from the Alphatec acquisition, our ability to comply with laws and regulations that are or may become applicable to our businesses, our ability to safeguard our intellectual property, our success in defending legal proceedings brought against us, trends in the medical device industry, general economic conditions, and other risks.  For a discussion of these and other risks, uncertainties and other factors that could affect our results, you should refer to the disclosure contained in our most recent annual report on Form 10-K filed with the Securities and Exchange Commission, including the sections labeled “Risk Factors” and “Cautionary Note Concerning Forward-Looking Statements,” and in our Forms 10-Q, Forms 8-K and other filings with the Securities and Exchange Commission.  These documents are available at www.sec.gov.  Moreover, we operate in an evolving environment.  New risk factors and uncertainties emerge from time to time and it is not possible for us to predict all risk factors and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.  Given these risks and uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements.  Forward-looking statements contained in this press release speak only as of the date of this press release.  We undertake no obligation to update any forward-looking statements as a result of new information, events or circumstances or other factors arising or coming to our attention after the date hereof.

GLOBUS MEDICAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(unaudited)

	Three Months Ended
(In thousands, except per share amounts)	March 31, 2019	March 31, 2018
Sales	$182,947	$174,411
Cost of goods sold	41,838	37,970
Gross profit	141,109	136,441

Operating expenses:
Research and development	14,324	12,689
Selling, general and administrative	85,784	75,694
Amortization of intangibles	3,343	2,187
Acquisition related costs	579	238
Total operating expenses	104,030	90,808

Operating income	37,079	45,633

Other income, net
Interest income/(expense), net	4,159	2,291
Foreign currency transaction gain/(loss)	189	(5)
Other income/(expense)	224	158
Total other income/(expense), net	4,572	2,444

Income before income taxes	41,651	48,077
Income tax provision	8,441	8,539

Net income	$33,210	$39,538

Earnings per share:
Basic	$0.34	$0.41
Diluted	$0.33	$0.39
Weighted average shares outstanding:
Basic	98,727	96,840
Dilutive stock options	2,640	3,656
Diluted	101,367	100,496

Anti-dilutive stock options excluded from weighted average calculation	4,687	1,917

GLOBUS MEDICAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except par value)	March 31, 2019	December 31, 2018
ASSETS
Current assets:
Cash, cash equivalents, and restricted cash	$129,976	$139,747
Short-term marketable securities	190,688	199,937
Accounts receivable, net of allowances of $4,235 and $4,226, respectively	139,616	137,067
Inventories	143,380	131,254
Prepaid expenses and other current assets	12,915	15,387
Income taxes receivable	993	7,289
Total current assets	617,568	630,681
Property and equipment, net of accumulated depreciation of $223,662 and $216,809, respectively	184,288	171,873
Long-term marketable securities	300,802	263,117
Intangible assets, net	84,269	87,323
Goodwill	123,680	123,734
Other assets	12,962	10,364
Deferred income taxes	12,350	13,578
Total assets	$1,335,919	$1,300,670

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$25,031	$25,895
Accrued expenses	48,605	59,878
Income taxes payable	1,068	917
Business acquisition liabilities	2,000	6,830
Deferred revenue	2,788	2,598
Total current liabilities	79,492	96,118
Business acquisition liabilities, net of current portion	3,289	3,288
Deferred income taxes	7,938	8,114
Other liabilities	7,986	7,634
Total liabilities	98,705	115,154
Commitments and contingencies
Equity:
Class A common stock; $0.001 par value. Authorized 500,000 shares; issued and outstanding 76,552 and 76,143 shares at March 31, 2019 and December 31, 2018, respectively	77	76
Class B common stock; $0.001 par value. Authorized 275,000 shares; issued and outstanding 22,430 and 22,430 shares at March 31, 2019 and December 31, 2018, respectively	22	22
Additional paid-in capital	316,665	299,869
Accumulated other comprehensive loss	(5,480)	(7,172)
Retained earnings	925,930	892,721
Total equity	1,237,214	1,185,516
Total liabilities and equity	$1,335,919	$1,300,670

GLOBUS MEDICAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	Three Months Ended
(In thousands)	March 31, 2019	March 31, 2018
Cash flows from operating activities:
Net income	$33,210	$39,538
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	12,254	9,476
Amortization of premium (discount) on marketable securities	(396)	785
Write-down for excess and obsolete inventories	2,167	2,483
Stock-based compensation expense	6,448	6,053
Allowance for doubtful accounts	33	217
Change in fair value of business acquisition liabilities	579	234
Change in deferred income taxes	1,059	(124)
(Gain)/loss on disposal of assets, net	94	—
(Increase)/decrease in:
Accounts receivable	(2,533)	(5,080)
Inventories	(13,844)	(1,206)
Prepaid expenses and other assets	848	(1,234)
Increase/(decrease) in:
Accounts payable	2,827	728
Accrued expenses and other liabilities	(9,984)	(7,072)
Income taxes payable/receivable	6,441	7,497
Net cash provided by operating activities	39,203	52,295
Cash flows from investing activities:
Purchases of marketable securities	(127,911)	(118,403)
Maturities of marketable securities	90,454	73,330
Sales of marketable securities	11,773	1,333
Purchases of property and equipment	(28,155)	(12,374)
Net cash used in investing activities	(53,839)	(56,114)
Cash flows from financing activities:
Payment of business acquisition liabilities	(5,350)	(5,440)
Proceeds from exercise of stock options	10,255	9,307
Net cash provided by financing activities	4,905	3,867
Effect of foreign exchange rate on cash	(40)	971
Net increase in cash, cash equivalents, and restricted cash	(9,771)	1,019
Cash, cash equivalents, and restricted cash at beginning of period	139,747	118,817
Cash, cash equivalents, and restricted cash at end of period	$129,976	$119,836
Supplemental disclosures of cash flow information:
Interest paid	2	—
Income taxes paid	$1,450	$1,197

Supplemental Financial Information

Sales by Geographic Area:

(Unaudited)	Three Months Ended
(In thousands)	March 31, 2019	March 31, 2018
United States	$147,536	$145,618
International	35,411	28,793
Total sales	$182,947	$174,411

Sales by Revenue Stream:

(Unaudited)	Three Months Ended
(In thousands)	March 31, 2019	March 31, 2018
Musculoskeletal Solutions products	$175,758	$161,689
Enabling Technologies products	7,189	12,722
Total sales	$182,947	$174,411
Liquidity and Capital Resources:

(Unaudited)
(In thousands)	March 31, 2019	March 31, 2018
Cash, cash equivalents, and restricted cash	$129,976	$139,747
Short-term marketable securities	190,688	199,937
Long-term marketable securities	300,802	263,117
Total cash, cash equivalents, restricted cash and marketable securities	$621,466	$602,801
The following tables reconcile GAAP to Non-GAAP financial measures.
Non-GAAP Adjusted EBITDA Reconciliation Table:

(Unaudited)	Three Months Ended
(In thousands, except percentages)	March 31, 2019	March 31, 2018
Net income	$33,210	$39,538
Interest income, net	(4,159)	(2,291)
Provision for income taxes	8,441	8,539
Depreciation and amortization	12,254	9,476
EBITDA	49,746	55,262
Stock-based compensation expense	6,448	6,053
Acquisition related costs/licensing	637	392
Adjusted EBITDA	$56,831	$61,707

Net income as a percentage of sales	18.2%	22.7%
Adjusted EBITDA as a percentage of sales	31.1%	35.4%

Non-GAAP Net Income Reconciliation Table:

(Unaudited)	Three Months Ended
(In thousands)	March 31, 2019	March 31, 2018
Net income	$33,210	$39,538
Amortization of intangibles	3,343	2,187
Acquisition related costs/licensing	637	392
Tax effect of adjusting items	(807)	(459)
Non-GAAP net income	$36,383	$41,658
Non-GAAP Diluted Earnings Per Share Reconciliation Table:

(Unaudited)	Three Months Ended
(Per share amounts)	March 31, 2019	March 31, 2018
Diluted earnings per share, as reported	$0.33	$0.39
Amortization of intangibles	0.03	0.02
Acquisition related costs/licensing	0.01	—
Tax effect of adjusting items	(0.01)	—
Non-GAAP diluted earnings per share	$0.36	$0.41
Non-GAAP Free Cash Flow Reconciliation Table:

(Unaudited)	Three Months Ended
(In thousands)	March 31, 2019	March 31, 2018
Net cash provided by operating activities	$39,203	$52,295
Purchases of property and equipment	(28,155)	(12,374)
Non-GAAP free cash flow	$11,048	$39,921
Non-GAAP Sales on a Constant Currency Basis Comparative Table:

(Unaudited)	Three Months Ended		Reported Growth	Currency Impact on Current Period	Constant Currency Growth
(In thousands, except percentages)	March 31, 2019	March 31, 2018
United States	$147,536	$145,618	1.3%	—	1.3%
International	35,411	28,793	23.0%	$(1,426)	27.9%
Total sales	$182,947	$174,411	4.9%	$(1,426)	5.7%

Contact:
Brian Kearns
Senior Vice President, Business Development and Investor Relations
Phone: (610) 930-1800
Email:     investors@globusmedical.com
www.globusmedical.com